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                                                                    Exhibit 10.7

                               RESERVOIR PLACE II
                             WALTHAM, MASSACHUSETTS

                                      LEASE

      THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the "Building") known as Reservoir Place II and with an address at 1601 Trapelo Road, Waltham, Massachusetts.

      The parties to this Indenture of Lease hereby agree with each other as follows:

                                    ARTICLE I

                                 REFERENCE DATA

1.1   Subjects Referred To:

      Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

DATE OF LEASE:              January 18, 2000

LANDLORD:                   Boston Properties Limited Partnership, a Delaware
                            limited partnership, the general partner of which is Boston Properties, Inc., a Delaware corporation

LANDLORD'S ORIGINAL         c/o Boston Properties, Inc.
ADDRESS:                    800 Boylston Street, Suite 400
                            Boston, Massachusetts 02199-8001

TENANT:                     Advanced Lumitech, Inc.

TENANT'S ORIGINAL           92 High Rock Street
ADDRESS:                    Needham, MA 02492

TENANT'S CONSTRUCTION
REPRESENTATIVE:             _________________

COMMENCEMENT DATE:          See Section 2.4

RENT COMMENCEMENT


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DATE:                       The earlier of (x) February 1, 2000 or (y) the date
                            upon which Tenant commences to use the Premises for the Permitted Use

TERM OR LEASE TERM
(SOMETIMES CALLED
THE ORIGINAL TERM):         Twenty-Four (24) calendar months (plus the partial
                            month, if any, immediately following the Commencement Date), unless extended or sooner terminated as provided in this Lease.

EXTENSION OPTION:           Not applicable

THE SITE:                   That certain parcel of land located on Trapelo Road,
                            Waltham, Middlesex County, Massachusetts, being more particularly described in Exhibit A attached hereto.

THE BUILDING:               The Building known as Reservoir Place II, and
                            numbered 1601 Trapelo Road, Waltham, Massachusetts, located on the site and containing the Total
                            Rentable Floor Area set forth below.

THE ADDITIONAL BUILDING:    The other Building known as Reservoir Place I
                            located on the Site and containing the Total
                            Rentable Floor Area set forth below.

THE BUILDINGS:              The Building and the Additional Building.

THE COMPLEX:                The Building and the Additional Building together
                            with all parking areas, garage, and structures and the Site.

TENANT'S SPACE:             A portion of the second (2nd) floor of the Building
                            in accordance with the floor plan annexed hereto as Exhibit D and incorporated herein by reference.

NUMBER OF                   Privileges for parking ten (10) automobiles, four
PARKING PRIVILEGES:         (4) of which are located in the garage below the
                            Building, and six (6) of which will be located on the outdoor surface lot.

ANNUAL FIXED RENT:          During the Original Term of this Lease at the annual
                            rate of Eighty-Three Thousand Sixty-One and


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                            00/100 Dollars ($83,061.00) (being the product of
                            (i) 33.00 and (ii) the "Rentable Floor Area of Tenant's Space" (hereinafter defined in this Section 1.1). The monthly installment of annual fixed rent during the Original Term is $6,921.75.

BASE OPERATING
EXPENSES:                   Landlord's Operating Expenses (as hereinafter
                            defined in Section 2.6) for calendar year 2000, being January 1, 2000 through December 31, 2000.

BASE TAXES:                 Landlord's Tax Expenses (as hereinafter defined in
                            Section 2.7) for fiscal tax year 2000, being July 1, 1999 through June 30, 2000.

TENANT ELECTRICITY:         Initially as provided in Section 2.8 subject to
                            adjustment as provided in Section 2.8.

RENTABLE FLOOR AREA         2,517 square feet.
OF TENANT'S SPACE
(SOMETIMES ALSO
CALLED RENTABLE FLOOR
AREA OF THE PREMISES):

TOTAL RENTABLE FLOOR        368,257 square feet.
AREA OF THE BUILDING:

TOTAL RENTABLE FLOOR        161,734 square feet.
AREA OF THE ADDITIONAL
BUILDING:

TOTAL RENTABLE FLOOR        529,991 square feet.
AREA OF THE BUILDINGS:

PERMITTED USE:              General office purposes.

INITIAL MINIMUM
LIMITS OF TENANT'S
COMMERCIAL GENERAL
LIABILITY INSURANCE:        $2,000,000.00 combined single limit per occurrence
                            on a per location basis

CO-BROKERS:                 Grubb & Ellis, Inc. and Spaulding & Slye Colliers
                            International


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SECURITY DEPOSIT:  $13,843.50

1.2   Exhibits. There are incorporated as part of this Lease:

      EXHIBIT A Description of Site

      EXHIBIT B Tenant Plan and Working Drawing Requirements

      EXHIBIT C Landlord's Services

      EXHIBIT D Floor Plan

      EXHIBIT E Commencement Date Agreement

      EXHIBIT F Intentionally Omitted

      EXHIBIT G List of Mortgages

1.3   Table of Articles and Sections

                            ARTICLE I-REFERENCE DATA

1.1   Subjects Referred to

      1.2   Exhibits

      1.3   Table of Articles and Sections

                ARTICLE II-THE BUILDINGS, PREMISES, TERM AND RENT

2.1   The Premises

      2.1.1 Relocation of Tenant's Space

2.2   Rights To Use Common Facilities

      2.2.1 Tenant's Parking

2.3   Landlord's Reservations

2.4   Habendum

2.5   Monthly Fixed Rent Payments


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2.6   Adjustment for Operating Expenses

2.7   Adjustment for Real Estate Taxes

2.8   Tenant Electricity

              ARTICLE III-CONDITION OF PREMISES; TENANT ALTERATIONS

3.1   Condition of Premises

3.2   Intentionally Omitted

3.3   Tenant Alterations and Additions

3.4   General Provisions Applicable to Construction

3.5.  Special Allowance

            ARTICLE IV-LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1   Landlord's Covenants

      4.1.1 Services Furnished by Landlord

      4.1.2 Additional Services Available to Tenant

      4.1.3 Roof, Exterior Wall, Floor Slab and Common Facility Repairs

      4.1.4 Door Signs

4.2   Interruptions and Delays in Services and Repairs, etc.

                          ARTICLE V-TENANT'S COVENANTS

5.1   Payments

5.2   Repair and Yield Up

5.3   Use

5.4   Obstructions; Items Visible From Exterior; Rules and Regulations

5.5   Safety Appliances; Licenses


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5.6   Assignment; Sublease

5.7   Indemnity; Insurance

5.8   Personal Property at Tenant's Risk

5.9   Right of Entry

5.10  Floor Load; Prevention of Vibration and Noise

5.11  Personal Property Taxes

5.12  Compliance with Laws

5.13  Payment of Litigation Expenses

                         ARTICLE VI-CASUALTY AND TAKING

6.1   Fire and Casualty-Termination or Restoration; Rent Adjustment

6.2   Uninsured Casualty

6.3   Eminent Domain-Termination or Restoration

6.4   Eminent Domain Damages Reserved

                              ARTICLE VII-DEFAULT

7.1   Tenant's Default

7.2   Landlord's Default

                      ARTICLE VIII-MISCELLANEOUS PROVISIONS

8.1   Extra Hazardous Use

8.2   Waiver

8.3   Cumulative Remedies

8.4   Quiet Enjoyment

8.5   Notice To Mortgagee and Ground Lessor


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8.6   Assignment of Rents

8.7   Surrender

8.8   Brokerage

8.9   Invalidity of Particular Provisions

8.10  Provisions Binding, Etc.

8.11  Recording

8.12  Notices

8.13  When Lease Becomes Binding

8.14  Section Headings

8.15  Rights of Mortgagee

8.16  Status Report and Financial Statements

8.17  Self-Help

8.18  Holding Over

8.19  Non-Subrogation

8.20  Intentionally Omitted

8.21  Security Deposit

8.22  Late Payment

8.23  Governing Law

8.24  Additional Rent


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                                   ARTICLE II

                        BUILDING, PREMISES, TERM AND RENT

2.1 Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant's Space in the Building excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

      Tenant's Space with such exclusions is hereinafter sometimes referred to as the "Premises". The term "Building" means the Building identified on the first page, and which is the subject of this Lease and being one of the two (2) Buildings erected on the Site by the Landlord; the term "Site" means all, and also any part, of the Land described in Exhibit A, plus any additions or reductions thereto resulting from the change of any abutting street line and all parking areas and structures. The terms "Property" or "Complex" means the two (2) Buildings and the Site.

2.1.1 Tenant hereby agrees with Landlord that, upon the request of Landlord made from time to time, Tenant shall relocate from the Premises then demised to Tenant under this Lease (the "Original Premises") to other premises (the "Relocated Premises") within the Building and upon such relocation the Relocated Premises shall become the premises demised under this Lease and wherever the term "Premises" is used herein the same thereafter shall mean and refer to the Relocated Premises. Landlord, at its sole cost and expense, shall perform the partitioning of the Relocated Premises and shall place the same into substantially equivalent condition to that in which the Original Premises were in prior to such relocation, and Landlord shall also reimburse Tenant for Tenant's reasonable out-of-pocket moving expenses in so relocating to the Relocated Premises upon billing therefor from Tenant, which billing shall include reasonable evidence thereof in the form of paid invoices, receipts and the like. Tenant shall not be required to vacate the Original Premises and to relocate to the Relocated Premises until the Relocated Premises shall be substantially complete subject to punch list items and items of long lead time. Upon any such relocation the Tenant shall enter into an amendment to this Lease confirming such relocation, but the Tenant's failure to enter into such amendment shall not affect in any manner the relocation of the Premises demised under this Lease from the Original Premises to the Relocated Premises.


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2.2   Subject to Landlord's right to change or alter any of the following in
      Landlord's discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, but not in a manner or extent that would materially interfere with the normal operation and use of the Building as a multi-tenant office building and subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, corridors, stairways, and elevators of the Building, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) the loading areas serving the Building and the common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or the Premises. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion.

      2.2.1 In addition, Landlord shall provide to Tenant monthly privileges in the number specified in Section 1.1 for the parking of automobiles, in common with use by other tenants from time to time of the Complex, and on a first-come, first-served basis, and Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant's use. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Section 5.6 through Section 5.6.5. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.3 Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in


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      the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Except in the case of emergencies, Landlord agrees to use its best efforts to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises.

2.4 The Term of this Lease shall be the period specified in Section 1.1 hereof as the "Lease Term", unless sooner terminated or extended as herein provided. If Section 1.1 provides for a fixed Commencement Date, then the Commencement Date of the Lease Term hereof shall be such date. Otherwise, the Lease Term hereof shall commence on, and the Commencement Date shall be the day on which the Premises are delivered by Landlord to Tenant.

      In the case where the Premises are to be delivered in their AS-IS condition, the day on which the Premises are delivered by Landlord to Tenant shall be the date on which the Landlord delivers the Premises to Tenant free and clear of all other tenants and occupants.

      As soon as may be convenient after the Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution, in the form of Exhibit E hereto, of a written Commencement Date Agreement in which the Commencement Date and specified Lease Term of this Lease shall be stated. If Tenant shall fail to execute such Agreement, the Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

2.5 Tenant agrees to a to Landlord, or as directed by Landlord, at P.O. Box 3557, Boston. MA 02241-3557 or at such other place as Landlord shall from time to time designate by notice, on the Rent Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent (sometimes hereinafter referred to as "fixed rent") and on the first day of each and every calendar month during the extension option period (if exercised), a sum equal to one twelfth (1/12th) of the annual fixed rent as determined in
      Section 8.20 for the applicable extension option period

      Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Rent Commencement Date is a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month.


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      Other charges payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Rent Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

      The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6 "Landlord's Operating Expenses" means the cost of operation of the Building and the Site which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following: premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any additional rent which may be due under this Lease and other leases of space in the Building for not more than 12 months in the case of both fixed rent and additional rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining, managing, insuring or cleaning of the Building or Site, water, sewer, electric, gas, oil and telephone charges (excluding heating, ventilating and air conditioning, electricity and utility charges separately chargeable to tenants); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; payments by the Landlord to the town in which the Complex is located relating to traffic safety, fire safety, and other governmental services and programs; management fees at reasonable rates consistent with the type of occupancy and the service rendered; and all other reasonable and necessary expenses paid in connection with the operation, cleaning, management, insuring and maintenance of the Building and the Site and properly chargeable against income; provided, however, there shall be included (a) depreciation for capital expenditures made by Landlord (i) to reduce operating expenses if Landlord shall have reasonably determined that the annual reduction in operating expenses shall exceed depreciation therefor or (ii) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are now or hereafter in force (herein collectively called "Legal Requirements"); plus (b) in the case of both (i) and (ii) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the


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      locality in which the Building is located; depreciation in the case of both (i) and (ii) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item; and further provided, however, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in other Operating Expenses, including, without limitation, energy related costs, and that such projected savings will, on an annual basis ("Projected Annual Savings"), exceed the annual depreciation therefor, then and in such event the amount of depreciation for such capital expenditure shall be increased to an amount equal to the Projected Annual Savings; and in such circumstance, the increased depreciation (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the item in question, together with interest thereon at the interest rate as aforesaid in equal monthly payments, each in the amount of 1/12th of the Projected Annual Savings, with such payment to be applied first to interest and the balance to principal.

      "Operating Expenses Allocable to the Premises" shall mean (a) the same proportion of Landlord's Operating Expenses for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building plus (b) the same proportion of Landlord's Operating Expenses for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Buildings.

      "Base Operating Expenses" is hereinbefore defined in Section 1.1.

      "Base Operating Expenses Allocable to the Premises" means (i) the same proportion of Base Operating Expenses for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to the Rentable Floor Area of the Building plus (ii) the same proportion of Base Operating Expenses for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to the Rentable Floor Area of the Buildings.

      If with respect to any calendar year falling within the Term, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises (a) for a full calendar year exceed Base Operating Expenses Allocable to the Premises, or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises, or (b) for a full calendar year are less than Base Operating Expenses Allocable to the Premises, or for any such fraction of a calendar year are less than the corresponding fraction of Base Operating Expenses Allocable to the Premises then, in the case of (a) Tenant shall pay to Landlord, as Additional Rent, the amount of such excess, or in the case of (b) Landlord shall


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      credit eighty percent (80%) of such difference against monthly installments of fixed rent next thereafter coming due or against any sums then due from Tenant to Landlord under this Lease (or refund such eighty percent (80%) if the Term has ended and Tenant has no further obligation to Landlord). Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6. The Base Operating Expenses Allocable to the Premises do not include any costs in respect of electricity and HVAC, provision for the payment of which is made in
      Section 2.8 of this Lease.

      Not later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as additional rent, and the amount of operating expenses remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this
      Section 2.6 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord).

      In addition, Tenant shall make payments monthly on account of Tenant's share of increases in Landlord's Operating Expenses anticipated for the then current year at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's share of such increases in Landlord's Operating Expenses for each calendar year during the Term.

      Notwithstanding the foregoing provisions, no decrease in Landlord's Operating Expenses shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Buildings rather than to any other causes.

2.7 If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord's Tax Expenses Allocable to the Premises as hereinafter defined

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      (a) for a full Tax Year exceed Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises, or (b) for a full Tax Year subsequent to the date of full assessment are less than Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year subsequent to the date of full assessment are less than the corresponding fraction of Base Taxes Allocable to the Premises; then, on or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, in the case of (a) Tenant shall pay to Landlord, as Additional Rent, the amount of such excess, or in the case of (b) Landlord shall credit such difference against monthly installments of fixed rent next thereafter coming due (or refund such overpayment if the Term has ended and Tenant has no further obligation to Landlord). In addition, payments by Tenant on account of increases in real estate taxes anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's share of such increases, at least ten
      (10) days before the day on which such payments by Landlord would become delinquent. Not later than one hundred twenty (120) days after Landlord's Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments. Expenditures for legal fees and for other expenses incurred in obtaining the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year.

      To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments. Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building or partial completion of the Building rather than to any other causes.

      Terms used herein are defined as follows:

      (i) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date. If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-

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            month period, the Base Taxes and Base Taxes Allocable to the
            Premises shall each be proportionately reduced.

      (ii) "Landlord's Tax Expenses Allocable to the Premises" shall mean (a) the same proportion of Landlord's Tax Expenses for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building plus (b) the same proportion of Landlord's Tax Expenses for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Buildings.

      (iii) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

      (iv)  "Base Taxes" is hereinbefore defined in Section 1.1.

      (v) "Base Taxes Allocable to the Premises" means (i) the same proportion of Base Taxes for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building, plus (ii) the same proportion of Base Taxes for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Buildings.

      (vi) "Real estate taxes" means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property (including without limitation, if applicable, the excise prescribed by Mass Gen. Laws (Ter Ed) Chapter 121A, Section 10 and amounts in excess thereof paid to the City of Waltham pursuant to agreement between Landlord and the City) and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Buildings were the only property of Landlord.

2.8 Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share (hereinafter defined) of the cost incurred by the Landlord in furnishing electricity and heating, ventilating and air conditioning ("HVAC") to the Building and the Site, including common areas and facilities and space occupied by tenants, (but expressly excluding utility charges separately chargeable to tenants for additional or special services), and Tenant shall pay on account thereof, at the time that monthly installments of Annual Fixed Rent are due and payable, as Additional Rent, an amount equal to 1/12th (prorated for any partial month) of the amount estimated by Landlord from time to time as the Tenant's Proportionate Share of the annual cost thereof. If with respect to any calendar year falling within the Term or fraction of a calendar year falling within the Term at the beginning or end thereof, the Tenant's Proportionate Share of the cost of furnishing electricity and HVAC to the Building and the Site exceeds the amounts payable on account thereof, then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 2.8, Tenant's Proportionate Share of the amount of such excess. For and with respect to the electricity and HVAC of the Building, the Tenant's Proportionate Share shall be a fraction, the numerator of which is the Rentable Floor Area of Tenant's Space and the denominator of which is the Total Rentable Floor Area of the Building, and for and with respect to the electricity for the Site the Tenant's Proportionate Share shall be a fraction, the numerator of which is the Rentable Floor Area of Tenant's Space and the denominator of which is the Total Rentable Floor Area of the Buildings.

      Not later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a reasonably detailed accounting certified by a representative of Landlord showing for the preceding calendar year, or fraction thereof, as the case may be, the costs of furnishing electricity and HVAC to the Building and the Site. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amount already paid by Tenant on account of electricity and HVAC, and the amount remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

                                  ARTICLE III

                  CONDITION OF PREMISES; ALTERATIONS BY TENANT

3.1   SUBSTANTIAL COMPLETION.

      (A) Tenant shall accept the Premises in their AS-IS condition without any obligation on the Landlord's part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto. Tenant, at its sole cost and expense, shall perform all work necessary to prepare the Premises for Tenant's occupancy in accordance with plans and specifications prepared by an architect, licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord, such plans and specifications to be subject to the reasonable approval of the Landlord. Tenant shall submit to Landlord a detailed floor plan layout together with working drawings (the "Tenant's Submission") for work to be performed by Tenant to prepare the Premises for Tenant's occupancy. Such floor plan layout and working drawings (the "Plans") shall contain at least the information required by, and shall conform to the requirements of, Exhibit
      B. Provided that the Plans contain at least the information required by, and conform to the requirements of, said Exhibit B, Landlord's approval of the Plans shall not be unreasonably withheld or delayed; however, Landlord's determination of matters relating to aesthetic issues relating to alterations or changes which are visible outside the Premises shall be in Landlord's sole discretion. If Landlord disapproves of any Plans, then Tenant shall promptly have the Plans revised by its architect to incorporate all objections and conditions presented by Landlord and shall resubmit such plans to Landlord no later than five (5) days after Landlord has submitted to Tenant its objections and conditions. Such process shall be followed until the Plans shall have been approved by the Landlord without objection or condition.

      Once the Plans have been approved by Landlord, Tenant, at its sole cost and expense, shall promptly, and with all due diligence, perform the work necessary to prepare the Premises for Tenant's occupancy as set forth on the Plans, and, in connection therewith, the Tenant shall obtain all necessary governmental permits and approvals for such work. All of such work shall be performed strictly in accordance with the Plans and in accordance with applicable Legal Requirements (as defined in Section 3.3 hereof) and Insurance Requirements (as defined in Section 3.3 hereof). Tenant shall have such work performed by contractors, reasonably approved by Landlord, which contractors shall provide to Landlord such insurance as the Landlord may reasonably require. Landlord shall have the right to provide such rules and regulations relative to the performance of such work and any other work which the Tenant may perform under this Lease and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide. It shall be Tenant's obligation to obtain a certificate of occupancy or other like governmental approval for the use and occupancy of the Premises, and Tenant shall not open for business in the Premises until and unless it has obtained such approval and has submitted to Landlord a copy of the same together with waivers of lien from all of Tenant's contractors in form adequate for recording purposes. Tenant shall also prepare and submit to Landlord promptly after the Tenant's work is substantially complete a set of as-built plans showing the work performed by Tenant to the Premises.

3.2   Intentionally Omitted.

3.3 This Section 3.3 shall apply before and during the Term. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities ("Legal Requirements") and all Insurance Requirements (as defined in this Section 3.3 hereof). All of Tenant's work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Section 1.1 or any person hereafter designated in substitution or addition by notice to the party relying. Tenant shall not make alterations and additions to Tenant's space except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld. However, Landlord's determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises shall be in Landlord's sole discretion. Without limiting such standard Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions (including, without limitation, any alterations or additions to be performed by Tenant under Section 3.1) which (a) involve or, in Landlord's opinion, might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or (b) will delay completion of the Premises or Building, or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord, or (d) are inconsistent, in Landlord's judgment, with alterations satisfying Landlord's standards for new alterations in the Building. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building (herein called "Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. Except for work by Landlord's general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may reasonably require, but in no event less than $5,000,000.00 combined single limit per occurrence on a per location basis (all such insurance to be written in companies approved by Landlord and naming and insuring Landlord and Landlord's managing agent as additional insureds and insuring Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge any such liens which may so attach. Tenant shall pay, as additional rent, 100% of any real estate taxes on the Complex which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by Tenant.

3.4 All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects.

                                   ARTICLE IV

                 LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1   Landlord covenants:

      4.1.1 To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in high quality buildings in the Boston West Suburban Market subject to escalation reimbursement in accordance with Section 2.6.

      4.1.2 To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord.

      4.1.3 Subject to the escalation provisions of Section 2.6 and except as otherwise provided in Article VI, (i) to make such repairs to the roof, exterior walls, floor slabs and common areas and facilities as may be necessary to keep them in serviceable condition and (ii) to maintain the Building (exclusive of Tenant's responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Boston West Suburban Market.

      4.1.4 To provide and install, at Landlord's expense for the initial installation (all changes thereafter at Tenant's expense), letters or numerals on doors in the Premises to identify Tenant's official name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.

4.2 Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Site however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part by reason of any cause reasonably beyond Landlord's control, including without limitation strike, lockout, breakdown, accident, order or regulation of or by any Governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant, or other causes reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

      Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                                    ARTICLE V

                               TENANT'S COVENANTS

      Tenant covenants during the term and such further time as Tenant occupies any part of the Premises:

5.1 To pay when due all fixed rent and additional rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit C) and, as further additional rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2 Except as otherwise provided in Article VI and Section 4.1.3 to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least ten (10) days before such expiration or termination, the wiring for Tenant's computer, telephone and other communication systems and equipment and all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building, to the Site or to the other building caused by Tenant, Tenant's agents, employees, contractors, sublessees, licensees, concessionaires or invitees. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair.

5.3 Continuously from the commencement of the Term to use and occupy the Premises for the Permitted Uses only, and not to injure or deface the Premises, Building, the Additional Building, the Site or any other part of the Complex nor to permit in the Premises or on the Site any auction sale, vending machine, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C.
      Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.

5.4 Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the other building or of the Site used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such rules and regulations.

5.5 To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Use.

5.6 Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.5 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of, and other equitable relief with respect to, the provisions hereof.

      5.6.1 Notwithstanding the foregoing provisions of Section 5.6 above and the provisions of Section 5.6.2 below, but subject to the provisions of Sections 5.6.3, 5.6.4 and 5.6.5, below Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any parent or subsidiary corporation of Tenant or to any corporation into which Tenant may be converted or with which it may merge, provided that the entity to which this Lease is so assigned or which so sublets the Premises has a credit worthiness (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than the Tenant as of the Date of this Lease. If any parent or subsidiary corporation of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent or subsidiary corporation, such cessation shall be considered an assignment or subletting requiring Landlord's consent.

            5.6.1.1 Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires to assign this Lease or to sublet the whole (but not part) of the Premises (no partial subletting being permitted other than as provided in
                      Section 5.6.1), Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within thirty (30) days after receipt of Tenant's notice, to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after

                      Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all rent and additional rent due from Tenant through the termination date. In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section the provisions of Sections 5.6.2-5.6.5 shall be applicable. This Section 5.6.1.1 shall not be applicable to an assignment or sublease pursuant to Section 5.6.1.

      5.6.2 Notwithstanding the provisions of Section 5.6 above but subject to the provisions of this Section 5.6.2 and the provisions of Sections 5.6.3, 5.6.4 and 5.6.5 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 5.6.1.1, or shall have failed to give any or timely notice under
            Section 5.6.1.1, then for a period of ninety (90) days (i) after the receipt of Landlord's notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the thirty
            (30) day period referred to in Section 5.6.1.1 in the event Landlord shall not give any or timely notice under Section 5.6.1.1, as the case may be, Tenant shall have the right to assign this Lease or sublet the whole (but not part) of the Premises in accordance with Tenant's notice to Landlord given as provided in Section 5.6.3 provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

            (a) the proposed assignee or subtenant is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental agency), or

            (b) the proposed assignee or subtenant is not of good character and reputation, or

            (c) the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

            (d) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

            (e) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Landlord's Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

            (f) there shall be existing an Event of Default (defined in Section 7.1) or

            (g) the proposed subtenant or assignee is a tenant or subtenant of any portion of the Property (or any entity affiliated or related to a tenant or subtenant of the Property) or is (or within the previous sixty (60) days has been) in active negotiation with Landlord or any affiliate of Landlord for other premises in the Site or in buildings nearby the Site.

      5.6.3 Tenant shall give Landlord prior notice of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in
            Section 5.6.2 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, all other information necessary to make the determination referred to in Section 5.6.2 above and (e) in the case of a proposed assignment or subletting pursuant to Section 5.6.1 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.1. No partial subletting shall be permitted.

            If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease (the whole but (except in the case of a partial sublease under Section 5.6.1) not part of the Premises) or assign pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within ninety (90) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 5.6.1.1 shall be applicable.

      5.6.4 In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.1 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, additional rent and other charges to be paid pursuant to this Lease, one hundred percent (100%) of the "Assignment/Sublease Profits" (hereinafter defined), if any, shall be paid to Landlord.

            The "Assignment/Sublease Profits" shall be the excess, if any, of
            (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent and additional rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, additional rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The "Assignment/Sublease Net Revenues" shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be limited to rent concessions, brokerage commissions and alteration allowances) amortized over the term of the sublease or assignment.

            All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

      5.6.5 (A) It shall be a condition of the validity of any assignment or subletting permitted under Section 5.6.1 above, or consented to under Section 5.6.2 above, that both Tenant and the assignee or sublessee agree directly with Landlord in a separate written instrument reasonably satisfactory to Landlord which contains terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting pursuant to Section 5.6.1, such subtenant shall agree on a pro rata basis to be so bound) including the provisions of Sections 5.6 through

            5.6.5 hereof, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination of the Lease, the assignment or sublease shall be terminated.

            (B) As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

            (C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.5 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

            (D) No an assignment or subletting under any of the provisions of Sections 5.6.1 or 5.6.2 shall in any way be construed to relieve Tenant from obtaining the express consent in writing to Landlord to any further assignment or subletting.

5.7 To defend with counsel first approved by Landlord (which approval shall not be unreasonably withheld or delayed), save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) (i) arising from or claimed to have arisen from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant's contractors, licensees, invitees, agents, servants, independent contractors or employees or (b) any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease; to maintain commercial general liability insurance or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement covering the Premises insuring Landlord and Landlord's managing agent (and such persons as are in privity of estate with Landlord and Landlord's managing agent as may be set out in notice from time to time) as additional insureds as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in Section 1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in Greater Boston with respect to similar properties or which may reasonably be required by Landlord, and workmen's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit with Landlord on or before the Commencement Date and concurrent with all renewals thereof, certificates for such insurance bearing the endorsement that the policies will not be canceled until after thirty (30) days' written notice to Landlord. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least "A-" and are within a financial size category of not less than "Class VIII" in the most current Best's Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published.

5.8 That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Site, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law. Further, Tenant, at Tenant's expense, shall maintain at all times during the Term of this Lease insurance against loss or damage covered by the so-called "all risk" type insurance coverage with respect to Tenant's fixtures, equipment, goods, wares and merchandise, tenant improvements made by or paid for by Tenant, and other property of Tenant (collectively "Tenant's Property"). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant's Property.

5.9 To permit Landlord and its agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the eleven
      (11) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

5.10 Not to place a load upon the Premises exceeding an average rate of 70 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.11 To pay promptly when due all taxes which may be imposed upon Tenant's Property in the Premises to whomever assessed.

5.12 To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant's use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12.

5.13 As Additional Rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant or any guarantor.

                                   ARTICLE VI

                               CASUALTY AND TAKING

6.1 In case during the Lease Term the Building is damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the time that repair work would commence as reasonably determined by Landlord, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

      In case during the last year of the Lease Term, the Premises are damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work) from the time that repair work would commence as reasonably determined by Landlord, Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

      Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

      If the Building or any part thereof is damaged by fire or casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes according to the nature and extent of the injury to the Premises shall be abated until the Premises shall have been put by Landlord substantially into such condition except for punch list items and long lead items. Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds.

      Where Landlord is obligated or otherwise elects to effect restoration of the Premises, unless such restoration is completed within one (1) year from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord's reasonable control (but in no event beyond eighteen (18) months from the date of the casualty or taking), Tenant shall have the right to terminate this Lease at any time after the expiration of such one-year (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord's receipt of Tenant's notice, such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.

6.2 Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within thirty (30) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to the Tenant given within thirty (30) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3 If the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      Further, if so much of the Building or Site shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof

      Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.

      If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4 Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Buildings, the Complex and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request, and if Tenant shall fail to execute and deliver the same within fifteen (15) days after notice from Landlord, Tenant hereby covenants and agrees that Landlord shall be irrevocably designated and appointed as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof which conform with the provisions hereof.

      Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation and moving expenses, provided that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                   ARTICLE VII

                                     DEFAULT

7.1 (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

            (i) Tenant shall fail to pay any installment of the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for five (5) business days after notice from Landlord thereof, or

            (ii) Landlord having rightfully given the notice specified in subdivision (a) above three times in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the Annual Fixed Rent, Additional Rent or any other monetary amount due under this Lease on or before the date on which the same become due and payable, or,

            (iii) Tenant shall neglect or fail to perform or observe any other requirement, term, covenant or condition of this Lease (not hereinabove in this Section 7.1(a) specifically referred to) on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such neglect or failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

            (iv) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

            (v) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

            (vi) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive).

      then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

      (b) If this Lease shall have been terminated as provided in this Article, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

      (c) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

      Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

      (d) (i) Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after the termination of this Lease under Section 7.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article VII, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice and all expenses which Landlord may have incurred with respect to the collection of such damages, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re- leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice as reasonably determined by Landlord.

            (ii) For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes, Tenant's share of excess operating costs and Tenant's share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

      (e) In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting. Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

      (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2 Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent thereunder.

8.2 Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

      No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3 The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.4 Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant, subject, however, to the terms of this Lease; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

      Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, nor any member, manager, partner, director or stockholder nor Landlord's managing agent shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any successor Trustee to the persons named herein as Landlord, or any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord's managing agent, to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages or lost profits suffered by Tenant from whatever cause or loss of profits or the like. In the event that Landlord shall be determined to have acted unreasonably in withholding any consent or approval under this Lease, the sole recourse and remedy of the Tenant in respect thereof shall be to specifically enforce Landlord's obligation to grant such consent or approval, and in no event shall the Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of the Tenant under this Lease or act as any termination of this Lease.

8.5 After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 8.5 or Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest). If any mortgage is listed on Exhibit G then the same shall constitute notice from the holder of such mortgage for the purposes of this Section 8.5. Further no Annual Fixed Rent or Additional Rent may be paid by Tenant more than thirty (30) days in advance except with the prior written consent of all holder(s) of such mortgages and ground leases, and any such payment without such consent shall not be binding on such holder(s).

8.6 With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

      (a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

      (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

      In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7 (A) No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease, provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

      (B) Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 3.3 and 5.2, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to
      Section 5.2.

8.8 (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Brokers, if any, designated in Section
      1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

      (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Brokers, if any, designated in
      Section 1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker, if any, designated in Section 1.1 hereof.

8.9 If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

8.10 The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular assignment as required by the provisions of Article V hereof.

8.11 Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

8.12 Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail postage prepaid:

      If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: General Counsel.

      If intended for Tenant, addressed to Tenant at the address set forth on the second page of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

      Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

      Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

      Any notice given by an attorney on behalf of Landlord or by Landlord's managing agent shall be considered as given by Landlord and shall be fully effective.

      Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

8.13 Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

8.14 The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

8.15 This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided that in the case of a future mortgage the holder of such mortgage agrees to recognize the rights of Tenant under this Lease (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination and recognition as such mortgagee may reasonably request. Tenant hereby appoints such mortgagee (from time to time) as Tenant's attorney-in-fact to execute such subordination upon default of Tenant in complying with such mortgagee's (from time to time) request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

      If in connection with obtaining financing for the Building or Complex, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

8.16 Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, within ten (10) days after the request of Landlord made from time to time, will furnish to Landlord, or any existing or potential holder of any mortgage encumbering the Premises, the Building, the Site and/or the Complex or any potential purchaser of the Premises, the Building, the Site and/or the Complex, (each an "Interested Party"), a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant and any guarantor of Tenant's obligations under this Lease, as reasonably requested by Landlord, including, but not limited to financial statements for the past three (3) years. Any such status statement or financial statement delivered by Tenant pursuant to this Section 8.16 may be relied upon by any Interested Party.

8.17 If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of two and one-half percentage points over the then prevailing prime or base rate in Boston as set by BankBoston, N.A., or its successor) (but in no event greater than the maximum rate permitted by applicable law) and all costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.18 Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 200% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant's hold-over commences and terminating on the day on which Tenant vacates the Premises. In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the term of this Lease. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

8.19 Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder. This waiver of rights by Tenant shall apply to, and be for the benefit of, Landlord's managing agent.

8.20  Intentionally Omitted.

8.21 If; in Section 1.1 hereof, a security deposit is specified, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same, throughout the term of this Lease (including any extension thereof), as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof; to Landlord's damages arising from any default on the part of Tenant. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deliver cash to Landlord in an amount sufficient to restore such deposit to the full amount stated in Section 1.1. Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 8.21, to Tenant on the expiration or earlier termination of the term of this Lease and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 8.21, and the return thereof in accordance herewith, and Landlord shall have no further liability therefor.

      Neither the holder of any mortgage nor the lessor in any ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor.

8.22 If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent on or before the date (the "Due Date") on which the same first becomes payable under this Lease, the amount of such payment or installment shall bear interest from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by BankBoston, N.A. or its successor from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed additional rent and shall be paid by Tenant to Landlord upon demand.

8.23 This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

8.24 Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within ten (10) days after written demand by

      Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant's sole cost and expense. If Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within ninety (90) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord's consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given.

      EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.


WITNESS:                            LANDLORD:
                                    BOSTON PROPERTIES LIMITED
                                    PARTNERSHIP
                                    By BOSTON PROPERTIES, INC.,
                                         Its general partner


/s/ S. J. Murphy                    By    /s/ Claude B. Hooper
---------------------------               -----------------------------
                                    Name  CLAUDE B. HOOPER
                                          -----------------------------
                                    Title Vice President
                                          -----------------------------


                                    TENANT:
                                    ADVANCED LUMITECH, INC.


                                    By    /s/ Patrick Planche
                                          -----------------------------
                                    Name  PATRICK PLANCHE
                                          -----------------------------
                                    Title PRESIDENT
                                          -----------------------------
                                          (OR VICE PRESIDENT)
                                          -----------------------------
                                          HERETO DULY AUTHORIZED


ATTEST:


/s/ Patrick Planche
---------------------------
Name PATRICK PLANCHE                By    /s/ Patrick Planche
     ----------------------               -----------------------------
Title SECRETARY                     Name  PATRICK PLANCHE
     ----------------------               -----------------------------
    (ASSISTANT SECRETARY)           Title TREASURER
                                          -----------------------------
                                          (OR ASSISTANT TREASURER)
                                          -----------------------------
                                          HERETO DULY AUTHORIZED

(CORPORATE SEAL)                          /s/ Alan M. Cregg
                                          -----------------------------
                                    Name  Alan M. Cregg
                                          -----------------------------
                                    Title Attorney for Advanced Lumitech, Inc.
                                          -----------------------------

                                    EXHIBIT A

                                   Description

      A parcel of land (the "Land") in Waltham and Lexington, Middlesex County, Massachusetts containing 34.372 acres and shown on that certain plan entitled "Plan of Land in Waltham and Lexington, Middlesex Co., Mass.", dated March 6,1986, prepared by Land Surveys Incorporated, recorded with the Middlesex South District Registry of Deeds (the "Registry") in Book 17090, Page End (the "Plan"), bounded and described as follows:

EASTERLY by the Northern Circumferential Highway (Route 128) by two lines measuring 1,067.16 feet and 127.72 feet;

SOUTHEASTERLY
AND SOUTHERLY           by the ramp to Trapelo Road and Trapelo Road by five
                        lines measuring 309.05 feet, 262.57 feet, 122.01 feet,
                        78.18 feet, and 8.38 feet;

NORTHWESTERLY           by land N/F Reservoir Place Realty Trust, 110 feet;

SOUTHERLY               by land N/F Reservoir Place Realty Trust, 96.07 feet,
                        and by land N/F William and Louise Butler, 99 feet;

NORTHWESTERLY           by land N/F Thomas P. and Sandra H. Kehoe, 105 feet;

SOUTHERLY               62 feet,

SOUTHEASTERLY           39.27 feet and 160 feet, and

NORTH-EASTERLY          39.27 feet, all by land of N/F Thomas P, and Sandra H.
                        Kehoe;

SOUTHWESTERLY           by Trapelo Road, 95 feet;

NORTHWESTERLY           39.27 feet and 100 feet, and

SOUTHWESTERLY           102.57 feet, all by land N/F Leonard and Evalyn Weld;

NORTHWESTERLY           275 feet, and

SOUTHWESTERLY           122.35, by land N/F Robert L. and Barbara T. Anderson;


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NORTHWESTERLY           by two lines measuring 235.15 feet and 284.27 feet, by
                        lands N/F Edward J. and Beverly J. Mirabito, Carol Lane, N/F Charles J. Senior, Jr., N/F Donald and Shirley Gibbs, N/F Raymond R. and Bridget Picard, and N/F Henry
                        F. Miller;

WESTERLY by five lines measuring 580.06 feet, 25 feet, 128.21 feet, 344.66 feet and 9.12 feet, by lands N/F Henry P, Miller, N/F John H. and Nancy Russell, N/F Frederick and Anne Creamer, N/F J.S.C. Realty Trust, N/F Santo and Catherine Lafauci, N/F Jean Yves and Annette Morn, N/F Helen K. Hickey, Priscilla Lane, N/F Stanley C. and Louise H. Whynock, and the City of Waltham;

NORTHEASTERLY           692.16 feet by land N/F The C-R Trust;

EASTERLY                137.39 feet by Route 128;

SOUTHWESTERLY           by two lines measuring 336.67 feet and 286.94 feet by
                        land N/F Tracer Lane Trust;

EASTERLY by two lines measuring 506.14 feet and 325.94 feet, by land N/F Tracer Lane Trust;

NORTHERLY               45 feet,

WESTERLY                27 feet, and

NORTHERLY               555.01 feet, all by land N/F Tracer Lane Trust.

      Together with the right, in common with others, to use Tracer Lane, a private way, throughout its entire length over the Land, for access to and from Trapelo Road, a public way, and for all other purposes for which public ways are normally used in the City of Waltham and the Town of Lexington, as shown on the Plan.

      Together with the appurtenant right in common with others to use that portion of the Land located within the easement granted to Boston Edison Company by a Grant of Easement dated October 2, 1946 and recorded in the Registry in Book 7098, Page 118, for all purposes allowed under an Agreement with Boston Edison Company and Albamont Properties, Inc. dated January 31, 1975 and recorded in the Registry in Book 12771, Page 538.


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      Together with the appurtenant right and easement, in common with others, to discharge surface water contained in an Easement Indenture among Tracerlab, Inc. et al. dated January 9, 1957 and recorded in the Registry in Book 8892, Page 112.

      Together with the appurtenant rights and easements, in common with others, granted to the owner of the Land in (a) an Indenture among Boston Edison Company et al. Dated September 19, 1966 and recorded in the Registry in Book 11258, Page 79, (b) a Utilities Maintenance Agreement among LFE Inc. et al dated September 19, 1966 and recorded in the Registry in Book 11258, Page 92, and (c) an Easement Indenture among 128 Realty Corporation et al. dated September 19, 1966 and recorded in the Registry in Book 11258, Page 061.

      Together with the right and easement, in common with others, granted the owner of the Land in an Agreement dated May 12,1975 and recorded in the Registry in Book 12892, Page 410.

Together with the right to terminate the Agreement between Leonard N. Weld et ux. dated April 9,1974 and recorded in the Registry in Book 12627, Page 235.


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                                    EXHIBIT B

                       TENANT PLAN AND WORKING DRAWING REQUIREMENTS


1. Floor plan indicating location of partitions and doors (details required of partition and door types).

2. Location of standard electrical convenience outlets and telephone outlets.

3. Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6. Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7. Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8. Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9. Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10. Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

13. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc).


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14. Location of any special soundproofing requirements.

15. All drawings to be uniform size (30" X 42") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

16. Drawing submittal shall include one sepia and one blue line print of each drawing.


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                                    EXHIBIT C

                                LANDLORD SERVICES

                                 RESERVOIR PLACE

I.    CLEANING:

            Cleaning and janitor services as provided below:

      A.    OFFICE AREAS:

            Daily: (Monday through Friday, inclusive, holidays excepted).

            1. Empty all waste receptacles and ashtrays and remove waste material from the Premises; wash receptacles as necessary.

            2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

            3-    Vacuum all rugs and carpeted areas.

            4. Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

            5.    Wash clean all water fountains and sanitize.

            6. Move and dust under all desk equipment and telephones and replace same (but not computer terminals, specialized equipment or other materials).

            7.    Wipe clean all chrome and other bright work.

            8.    Hand dust grill work within normal reach.

            9. Main doors to premises shall be locked and lights shut off upon completion of cleaning.

            Weekly:

            1.    Dust coat racks and the like.

            2.    Spot clean entrance doors, light switches and doorways.


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            Quarterly:

            1.    Render high dusting not reached in daily cleaning to include:

                  a) dusting all pictures, frames, charts, graphs and similar wall hangings.

                  b) dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.

                  c)    dusting all pipes, ducts and moldings.

                  d)    dusting of all vertical blinds.

                  e) dust all ventilating, air conditioning, louvers and grills.

            2.    Spray buff all resilient floors.


      B.    LAVATORIES:

            Daily: (Monday through Friday, inclusive, holidays excepted).

            1.    Sweep and damp mop.

            2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

            3.    Wash both sides of all toilet seats.

            4.    Wash all basins, bowls and urinals.

            5.    Dust and clean all powder room fixtures.

            6.    Empty and clean paper towel and sanitary disposal receptacles.

            7.    Remove waste paper and refuse.

            8. Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers; materials to be furnished by Landlord,


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            Monthly:

            1.    Machine scrub lavatory floors.

            2.    Wash all partitions and tile walls in lavatories.

            3.    Dust all lighting fixtures and grills in lavatories.

      C.    MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS:

            Daily: (Monday through Friday, inclusive, holidays excepted).

            1. Sweep and damp mop all floors, empty and clean waste receptacles, dispose of waste.

            2. Clean elevators, wash or vacuum floors, wipe down walls and doors.

            3.    Spot clean any metal work inside lobbies.

            4.    Spot clean any metal work surrounding building entrance doors.

            5.    Sweep all stairwells and dust handrails.

            Monthly:

            1.    All resilient tile floors in public areas to be spray buffed.


      D.    WINDOW CLEANING:

            All exterior windows shall be washed on the inside and outside surfaces no less than three (3) times per year.

II.   HVAC:

      A. Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into


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            the Premises personnel or equipment which overloads the system's ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant's expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

            Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

             i) Cooling season indoor conditions of not in excess of 78 degrees Fahrenheit when outdoor conditions are 91 degrees Fahrenheit drybulb and 73 degrees Fahrenheit wetbulb.

             ii) Heating season minimum room temperature of 70 degrees Fahrenheit when outdoor conditions are 6 degrees Fahrenheit drybulb.

      B. Landlord shall provide heating, ventilating and air conditioning as normal seasonal charges may require during Normal Building Operating Hours (8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, legal holidays in all cases excepted).

            If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any season outside Normal Building Operating Hours, Landlord shall use landlord's best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. For such services, Tenant shall pay Landlord, as additional rent, upon receipt of billing, a sum equal to the cost incurred by Landlord.

III.  ELECTRICAL SERVICES:

      A. Landlord shall provide electric power for a combined load of 3.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

      B. Landlord, at its option, may require separate metering and direct billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120, or for any other usage in excess of 3.0 watts per square foot.


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       C.    Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

IV.   ELEVATORS:

            Provide passenger elevator service.

V.    WATER:

            Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.   CARD ACCESS SYSTEM:

            Landlord will provide a card access system at one entry door of the building.


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                                    EXHIBIT D

                                    PREMISES


                              [GRAPHIC: FLOOR PLAN]

2,517 RSF

RESERVOIR PLACE II
1601 TRAPELO ROAD - SECOND FLOOR                           [GRAPHIC]
WALTHAM, MA
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                                    EXHIBIT F

                              INTENTIONALLY OMITTED


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                                    EXHIBIT G

                               LIST OF MORTGAGEES

      Security Agreement and Mortgage Deed, dated 10/30/96 recorded in the South Middlesex Registry of Deeds at Book 26791, Page 101, affected by Amended and Restated Mortgage Deed from Landlord to Teachers Insurance and Annuity Association of America, dated 11/3/98 recorded with said Deeds, said mortgagee having an address Attn: Joan Herman, Sr. Investment Analyst, 730 Third Avenue, New York, NY 10017.


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